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                                                                    EXHIBIT 12.3


                                   PACCAR Inc

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     PURSUANT TO SEC REPORTING REQUIREMENTS
                             (Thousands of Dollars)

                                                                                            Three Months Ended
                                                                                                 March 31
                                                                                         1998                  1997
                                                                                  -------------------------------------

FIXED CHARGES
   Interest expense
   PACCAR Inc and Subsidiaries (1)                                                $      38,459             $    35,318
   Portion of rentals deemed interest                                                     1,791                   1,526
                                                                                  -------------------------------------

TOTAL FIXED CHARGES                                                               $      40,250                $ 36,844
                                                                                  -------------------------------------
                                                                                  -------------------------------------

EARNINGS
   Income before taxes -
     PACCAR Inc and Subsidiaries                                                  $     157,132             $    88,690
   Fixed charges                                                                         40,250                  36,844
                                                                                  -------------------------------------

EARNINGS AS DEFINED                                                               $     197,382            $    125,534
                                                                                  -------------------------------------
                                                                                  -------------------------------------


RATIO OF EARNINGS TO FIXED CHARGES                                                        4.90x                   3.41x


(1) Exclusive of interest, if any, paid to PACCAR Inc.


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